Exhibit 10.41(b)

Annex A

AMENDED AND RESTATED

STEEL DYNAMICS, INC.

2006 EQUITY INCENTIVE PLAN

1.                                      Purpose of the Amended Plan and Available Awards.

1.1                               Purpose.  The purpose of the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan (the “Amended Plan”), which will become effective upon approval by the Company’s stockholders, as contemplated by Section 1.2, is to continue incentives designed to motivate Participants to continue to put forth maximum effort toward the success and growth of the Company and to attract and retain qualified persons who, by their experience, skill and diligence, are able to make important contributions to our success. To accomplish these objectives, the Amended Plan provides for awards of equity based incentives through the grant of Options, Restricted Stock Awards, Unrestricted Stock Awards, Stock Appreciation Rights, Performance Awards, Deferred Stock Units and Restricted Stock Units to Eligible Employees and other Participants, all subject to the conditions described in the Amended Plan.

1.2                               Establishment.  The effective date of the Amended Plan (the “Effective Date”), is the later to occur of May 17, 2012 or the date on which the holders of a majority of the outstanding shares of the Company’s common stock present or represented, and entitled to vote at the Steel Dynamics 2012 Annual Meeting of Stockholders approve the Amended Plan, which approval must occur within twelve months after May 17, 2012. No Awards under the Amended Plan may be granted prior to the date of stockholder approval.

1.3                               Shares Available for Issuance of Awards.  A total of 16,567,927 shares are available for issuance of Awards under the Amended Plan, including the 1,067,927 shares remaining unissued under the existing plan.

2.                                      Definitions.

2.1                               “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Amended Plan.

2.2                               “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.3                               “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.4                               “Amended Plan” means this Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan.

2.5                               “Award” means any right granted under the Amended Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Stock Appreciation Right, a Deferred Stock Unit and a Restricted Stock Unit.

2.6                               “Award Agreement” means a written agreement between the Company and a holder of an Award, evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Amended Plan.

2.7                               “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

2.8                               “Board” means the Board of Directors of the Company.

2.9                               “Business Combination” has the meaning set forth in Section 2.12(e).

2.10                        “Cashless Exercise” has the meaning set forth in Section 6.4.

2.11                        “Cause” means if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement exists, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.12                        “Change in Control” shall mean:

(a)                                 The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b)                                 The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c)                                  The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d)                                 Any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or

(e)                                  The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the Surviving Corporation, or (ii) if applicable, the ultimate Parent Corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

2.13                        “Code” means the Internal Revenue Code of 1986, as amended.

2.14                        “Committee” means a committee of the Board appointed by the Board to administer the Amended Plan in accordance with Section 3.5.

2.15                        “Common Stock” means the common stock of the Company.

2.16                        “Company” means Steel Dynamics, Inc., an Indiana corporation.

2.17                        “Company Voting Securities” has the meaning set forth in Section 2.12(d).

2.18                        “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Eligible Employee or an Eligible Director is not interrupted or terminated. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence.

2.19                        “Covered Employee” means the chief executive officer and the four (4) or more other highest compensated or other officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act.

2.20                        “Date of Grant” means the date on which an Award is made, if made automatically under one or more Amended Plan provisions, or the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

2.21                        “Deferral Period” has the meaning set forth in Section 7.6(a).

2.22                        “Deferred Stock Unit” means the right to receive, at the end of the Deferral Period, one (1) share of Common Stock pursuant to Section 7.6.

2.23                        “Director” means a member of the Board of Directors of the Company.

2.24                        “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.5 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.25                        “Effective Date” has the meaning set forth in Section 1.2.

2.26                        “Eligible Director” means any member of the Board who is not an Eligible Employee.

2.27                        “Eligible Employee” means any person employed by the Company or an Affiliate, including any business, corporation or other entity acquired by the Company or an Affiliate if and to the extent specifically approved by the Committee; provided, however, that an “Eligible Employee” shall not include, unless specifically approved by the Committee, any person employed by the Company or any Affiliate whose terms and conditions of employment are established by or subject to the terms of a collective bargaining agreement.

2.28                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.29                        “Fair Market Value” means, as of any date, the last reported sale price per share on such date on the Nasdaq National Market or the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, the closing reported bid price on such date on such exchange.

2.30                        “Free Standing Rights” has the meaning set forth in Section 7.5(a).

2.31                        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.32                        “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director.

2.33                        “Net Exercise” has the meaning set forth in Section 6.4.

2.34                        “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.35                        “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.36                        “Non-Qualifying Transaction” has the meaning set forth in Section 2.12(e).

2.37                        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.38                        “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Amended Plan.

2.39                        “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Amended Plan and need not be identical.

2.40                        “Optionholder” means a person to whom an Option is granted pursuant to the Amended Plan or, if applicable, such other person who holds an outstanding Option.

2.41                        “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

2.42                        “Participant” means a person to whom an Award is granted pursuant to the Amended Plan or, if applicable, such other person who holds an outstanding Award, and includes an Eligible Employee or an Eligible Director.

2.43                        “Performance Award” means Awards granted pursuant to Section 7.3.

2.44                        “Related Rights” has the meaning set forth in Section 7.5(a).

2.45                        “Restricted Period” means the period during which any risk of forfeiture or other restrictions set by the Administrator remain in effect.

2.46                        “Restricted Stock Award” means any Award granted pursuant to Section 7.1.

2.47                        “Restricted Stock Unit” means the right to receive, at the end of the Restricted Period, one (1) share of Common Stock pursuant to Section 7.7.

2.48                        “Right of Repurchase” means the Company’s option to repurchase Common Stock acquired under the Amended Plan upon the Participant’s termination of Continuous Service pursuant to Section 7.4.

2.49                        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.50                        “SAR Amount” has the meaning set forth in Section 7.5.

2.51                        “SAR Exercise Price” has the meaning set forth in Section 7.5(b).

2.52                        “SEC” means the Securities and Exchange Commission.

2.53                        “Securities Act” means the Securities Act of 1933, as amended.

2.54                        “Stock Appreciation Right” means the right pursuant to an award granted under Section 7.5 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.

2.55                        “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities or securities or rights convertible into voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.

2.56                        “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

2.57                        “Unrestricted Stock” means any Award of Common Stock granted pursuant to Section 7.2 that is not subject to restrictions on transfer or a risk of forfeiture.

2.58                        “Unrestricted Stock Award” means any Award granted pursuant to Section 7.2.

3.                                      Administration.

3.1                               Administration by Board.  The Amended Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2                               Powers of Administrator.  The Administrator shall have the power and authority to select and grant Awards to Participants, pursuant to the terms of the Amended Plan.

3.3                               Specific Powers.  In particular, subject to the limitations and other provisions set forth in this Amended Plan, the Administrator shall have the authority: (a) to construe and interpret the Amended Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Amended Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Amended Plan; (d) to delegate its authority to one or more Officers of the Company with respect to Awards, other than Performance Awards, that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Amended Plan; (f) from time to time to select those Participants to whom Awards shall be granted and to determine the number of shares of Common Stock to be made subject to each Award; (g) to prescribe the manner by which an Award shall be evidenced, either in paper or electronic form or by book entry, as well as the form of all Award Agreements and Option Agreements hereunder; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the term of any Award, the purchase price or exercise price, as the case may be, subject to applicable legal restrictions; provided, however, that the Administrator may not, without the approval of the stockholders of the Company, (A) reprice or otherwise reduce the exercise or base price of unexercised Award, or (B) cancel previously granted Awards and issue new Awards to the same Participants at a lower exercise or base price. In addition, if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Options and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Amended Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Options that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Amended Plan.

3.4                               Decisions Final.  All decisions made by the Administrator pursuant to the provisions of the Amended Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5                               The Committee.

(a)                                 General.  The Board may delegate administration of the Amended Plan to a Committee or Committees of three (3) or more members of the Board, including the Compensation Committee, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated and which meets the composition requirements of Section 3.5(b). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Amended Plan, the powers theretofore possessed by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Amended Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Amended Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. In the absence of any specific delegation of authority to the contrary, the Committee shall be the Compensation Committee.

(b)                                 Committee Composition.  The Committee shall consist solely of three or more Non-Employee Directors who are also Outside Directors. All such directors shall also meet all standards for “independence” as that term is defined under applicable securities laws, Securities and Exchange Commission rules and listing standards as they may exist from time to time. Within the scope of such authority, the Administrator may (i) delegate to a committee of two or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of two or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. In addition, the Administrator may delegate its authority within specified parameters to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

3.6                               Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Amended Plan or any Option granted under the Amended Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.                                      Eligibility for Specific Awards.  Awards under the Amended Plan may be granted to any Participant who is designated by the Administrator to receive an Award.

5.                                      Shares Subject to Awards.  The stock available for grant of Options and all other Awards under the Amended Plan shall be shares of the Company’s authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 6.13, the shares which may be issued pursuant to Awards granted under the Amended Plan, including Incentive Stock Options, include the shares previously reserved for issuance under the Amended Plan that have not been issued and are not subject to an outstanding Award on the Effective Date and those shares that were subject to Awards granted prior to the Effective Date that have been forfeited or expired, plus an additional 15,500,000 shares of Common Stock. The number of shares of Common Stock available for issuance under the Amended Plan will be reduced by (a) 1 share for each share of Common Stock delivered pursuant to an Award granted prior to the Effective Date, (b) 2.09 shares for each share of Common Stock delivered pursuant to any Award (other than an Option or a Stock Appreciation Right) granted after the Effective Date, and (c) 1 share for each share of Common Stock delivered pursuant to an Option or Stock Appreciation Right granted after the Effective Date. Awards that by their terms do not permit settlement in shares of Common Stock will not reduce the number of shares of Common Stock available for issuance under the Amended Plan. Any shares issued by the Company through the assumption or substitution of outstanding Awards from an acquired company will not, unless required by law or regulation, reduce the shares available for Awards under the Amended Plan. Fractional shares of Common Stock may not be issued under the terms of any Award, but the Administrator may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

5.1                               Individual Share Limitation.  Subject to the provisions of Section 10.2 below, the maximum number of shares with respect to which Awards, including Options and Stock Appreciation Rights, may be granted to any Eligible Employee in any one fiscal year shall be 300,000 shares.

5.2                               Reversion of Shares to Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or being fully vested, then the number of shares of Common Stock counted against the number of shares available for issuance under the Amended Plan with respect to such Award pursuant to Section 5 above, to the extent of such expiration or other termination, shall again be available for issuance under the Amended Plan. If shares of Common Stock issued under the Amended Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 7.4, then the number of shares of Common Stock counted against the number of shares available for issuance under the Amended Plan with respect to such Award pursuant to Section 5 above, to the extent of such forfeiture, shall again be available for issuance under the Amended Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award under this Amended Plan may not again be available for issuance under the Amended Plan if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) shares used to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award in accordance with Section 10.4, or (iv) shares repurchased on the open market with the proceeds of an Option exercise.

6.                                      Options: Terms and Conditions.  The Administrator may from time to time grant Options hereunder, either Incentive Stock Options or Nonstatutory Stock Options, as it may deem advisable. Options granted under the Amended Plan shall be evidenced by Option Agreements (which need not be identical) in such form and containing such provisions which are consistent with the Amended Plan as the Administrator shall from time to time approve. Each agreement shall specify whether the Option granted thereby is an Incentive Stock Option or a Nonstatutory Stock Option. Options granted to an Eligible Director, however, may only be Nonstatutory Stock Options. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

6.1                               Number of Shares Subject to Option.  Each Option Agreement shall specify the number of shares subject to the Option.

6.2                               Option Price.  The purchase price for the shares subject to any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the day immediately preceding the Date of Grant.

6.3                               Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the market day immediately preceding the Date of Grant, and the Option is not exercisable after the expiration of five years from the Date of Grant.

6.4                               Medium and Time of Payment.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator and upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, (ii) by the withholding of whole shares of Common Stock which would otherwise be delivered, having an aggregate Fair Market Value on the date of delivery equal to the exercise price and any tax withholding obligation (“Net Exercise”), (iii) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise and, if permitted, an order to sell some or all of the underlying Shares (a “Cashless Exercise”); (iv) by a combination of any of such methods, or (v) in such other manner as the Administrator, in its discretion, either at the time of grant or thereafter, may provide. The Administrator may also, in its discretion, require as a condition of exercise that the optionee pay to the Company federal, state or local withholding or employment tax required by law, which payment may be made by any of the foregoing methods.

Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, a Cashless Exercise or a Net Exercise or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Amended Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act through a Net Exercise transaction is subject to pre-approval by the Administrator, in its sole discretion, which pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6.5                               Term of Option.  No Option granted to an Eligible Employee or an Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the Option is granted, (b) ninety days after the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates if such termination is for any reason other than Disability, death, or Cause, (c) the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates if such termination is for Cause, as determined by the Board or by the Committee in its sole discretion, or (d) the earlier of one hundred eighty days after the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or death results within not more than ninety days of the date on which the Optionholder’s Continuous Service terminates, or the expiration of the stated term of the Option; provided, however, that the Option Agreement for any Option may provide for shorter periods in each of the foregoing instances.

6.6                               Exercise of Option.  No Option shall be exercisable during the lifetime of an Optionholder by any person other than the Optionholder. The Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. Any Option or unexercised portion thereof granted to the Optionholder, to the extent exercisable by him or her on the date of death, may be exercised by the Optionholder’s designated beneficiary, personal representatives, heirs, or legatees.

To the extent that an Optionholder has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full, in any ways permitted hereunder, of the purchase price for such shares.

6.7                               No Transfer of Option.  No Option shall be transferable by an Optionholder otherwise than by will or the laws of descent and distribution or pursuant to the provisions of a Qualified Domestic Relations Order. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. No right or interest of an Eligible Employee in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Eligible Employee to any other party other than the Company or an Affiliate.

6.8                               Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be designated or otherwise treated as Nonstatutory Stock Options.

6.9                               Restriction on Issuance of Shares.  The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities.

6.10                        Investment Representation.  Any Optionholder may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

6.11                        Rights as a Stockholder or Employee.  An Optionholder or transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares covered by any Option until the date of issuance of a share certificate for such shares, or the shares have been duly transferred electronically. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property), distributions or other rights for which the record date is prior to the date such share certificate is issued or electronic transfer recorded, as provided in this Section 6.11. Nothing in the Amended Plan or in any Option Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Optionholder’s Continuous Service at any time.

6.12                        No Fractional Shares.  In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

6.13                        Recapitalization or Reorganization of Company.  Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Amended Plan and to the Option rights granted under the Amended Plan, and the exercise price of such Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company.

6.14                        Additional Requirements Under Section 409A.  Each Option Agreement shall include or be deemed to include a provision whereby, notwithstanding any provision of the Amended Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, if any, in accordance with Section 8 hereof, in the event any Option under this Amended Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.

6.15                        Other Provisions.  Each Option may contain such other terms, provisions, and conditions not inconsistent with the Amended Plan as may be determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Amended Plan.

7.                                      Provisions of Awards Other than Options.

7.1                               Restricted Stock Awards.

(a)                                 Nature of Restricted Stock Awards.  The Administrator may from time to time award as compensation or otherwise (or sell at a purchase price determined by the Administrator) restricted Common Stock under the Amended Plan to eligible Participants. Restricted Stock Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Stock Award shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Stock Award, at any time, including in the event a Change in Control occurs.

(b)                                 Terms and Conditions of Restricted Stock Awards.  The terms and conditions of any Restricted Stock Award Agreements or purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)                                     Purchase Price.  The purchase price of Restricted Stock Awards, if applicable, shall be determined by the Administrator, and may be stated as cash, property or prior services.

(ii)                                  Consideration.  The consideration for Common Stock acquired pursuant to the Restricted Stock Award, if sold and not simply awarded, shall be paid either: (x) in cash at the time of purchase; or (y) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a full recourse secured promissory note, property or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(iii)                               Vesting.  Shares of Common Stock acquired under the Restricted Stock Award may, but need not be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior services.

(iv)                              Termination of Participant’s Continuous Service.  Unless otherwise provided in a Restricted Stock Award or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Stock Award acquired in consideration of prior or future services, and any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award shall be forfeited and the Participant shall have no rights with respect to the Award, unless the Committee in the exercise of its discretion elects to waive the remaining restriction in whole or in part.

(v)                                 Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Award Agreement.

(vi)                              Lapse of Restrictions.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Amended Plan or the terms of a Restricted Stock Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Stock Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Participant’s or the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later, or (ii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

7.2                               Unrestricted Stock Awards.  The Committee may, in its sole discretion, award (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any Participant, pursuant to which such individual may receive shares of Common Stock free of any vesting restriction (“Unrestricted Stock”) under the Amended Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

7.3                               Performance Awards.

(a)                                 Nature of Performance Awards.  A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Amended Plan. Performance Awards may be granted under the Amended Plan only to an Eligible Employee. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares.

Performance goals shall be based on a pre-established objective formula or standard, measured over one or more performance periods determined by the Administrator, that specifies the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted or will vest if the performance goal is attained.

Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an Eligible Employee, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, Company-wide, divisional or operating unit sales or sales growth, gross margin, operating, pre-tax or after-tax income (Company-wide or by operating units or division), earnings before interest, taxes and amortization, return on equity, return on assets, measures of liquidity or credit metrics, cash flow or cash flow per share, return on invested capital, earnings per share, share price performance, total shareholder return, production and safety goals or targets, improvements or attainment of expense levels, improvement in or attainment of working capital levels or debt reduction, or implementation or completion of critical projects. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine.

Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Eligible Employee or to different Eligible Employees. A Performance Award to an Eligible Employee who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Eligible Employee’s termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine.

(b)                                 Restrictions on Transfer.  Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c)                                  Rights as a Stockholder.  An Eligible Employee receiving a Performance Award shall have the rights of a stockholder only as to shares actually received by an Eligible Employee under the Amended Plan and not with respect to shares subject to the Award but not actually received by an Eligible Employee. An Eligible Employee shall be entitled to receive a stock certificate or to be credited by electronic book entry evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator). The Common Stock certificate shall be issued and delivered and the Eligible Employee shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Eligible Employee’s or the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Eligible Employee has a legally binding right to such amounts, whichever is later, or (ii) such other date as may be necessary to avoid application of Section 409A to such Awards.

(d)                                 Termination.  Except as may otherwise be provided by the Administrator at any time or as otherwise may be specified in the applicable Award Agreement, a Participant’s rights in all Performance Awards shall automatically terminate upon the Eligible Employee’s termination of Continuous Service (or business relationship) with the Company and its Affiliates for any reason other than the death or Disability of the Participant.

(e)                                  Acceleration, Waiver, Etc.  At any time prior to the Eligible Employee’s termination of Continuous Service (or other business relationship) by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 8, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including in the event a Change in Control occurs.

(f)                                   Certification.  Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.3(f).

7.4                               Right of Repurchase.  Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Amended Plan as provided in this Section 7.4 (the “Right of Repurchase”). The Right of Repurchase shall be exercisable with respect to unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Amended Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

7.5                               Stock Appreciation Rights.

(a)                                 General.  Unless otherwise determined by the Administrator, Stock Appreciation Rights shall be subject to such vesting and exercise requirements as the Administrator shall determine or as otherwise may be specified in the applicable Award Agreement. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.5(b) are satisfied, in tandem with all or part of any Option granted under the Amended Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

(b)                                 Grant Requirements.  A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.5(f) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR Exercise Price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c)                                  Exercise and Payment.  Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR Exercise Price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.5(b)(i) shall be paid on the date of exercise and made in shares of Common Stock

(with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 7.5(b)(i) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.5(f) and Section 8. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

(d)                                 Exercise Price.  The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.5(b)(i) are satisfied.

(e)                                  Reduction in the Underlying Option Shares.  Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

(f)                                   Additional Requirements under Section 409A.  A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.5(b)(i) shall satisfy the requirements of this Section 7.5(f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Amended Plan is granted with an SAR Exercise Price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provide that it is settled in cash, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 8.1 hereof.

(g)                                  Term of SAR.  No Stock Appreciation Rights (SAR) granted to an Eligible Employee or an Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the SAR is granted, (b) ninety days after the date the SARholder’s Continuous Service with the Company and its Affiliates terminates if such termination is for any reason other than Disability, death, or Cause, (c) the date the SARholder’s Continuous Service with the Company and its Affiliates terminates if such termination is for Cause, as determined by the Board or by the Committee in its sole discretion, or (d) the earlier of one hundred eighty days after the date the SARholder’s Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or death results within not more than ninety days of the date on which the SARholder’s Continuous Service terminates, or the expiration of the stated term of the SAR; provided, however, that the SAR Agreement for any SAR may provide for shorter periods in each of the foregoing instances.

7.6                               Deferred Stock Units.

The Administrator may grant Deferred Stock Units to Participants on the following terms and conditions (or such other terms and conditions that the Administrator may establish which are consistent with the Amended Plan and applicable law):

(a)                                 Number, Value, and Manner of Payment of Deferred Stock Units.  Each Deferred Stock Unit shall, subject to satisfaction of any applicable performance conditions, entitle the Participant to receive from the Company at the end of the deferral period applicable to such Unit (the “Deferral Period”) one (1) share of Common Stock or the Fair Market Value thereof in cash as may be specified in the applicable Award Agreement. Except as otherwise determined by the Administrator, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company by such Participant; provided that if the payment of cash or other consideration is required by the Administrator, such payment shall be required only at the end of the Deferral Period. Upon payment, a Deferred Stock Unit shall be canceled.

(b)                                 Deferral Period.  Except as otherwise provided in Section 7.6(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period; the duration of which shall be fixed by the Administrator at the time of grant of such Deferred Stock Units.

(c)                                  Termination of Employment or Services for Cause.  Unless otherwise determined by the Administrator and reflected in the applicable Award Agreement, all Deferred Stock Units issued and outstanding in the name of any Participant shall be forfeited in the event such Participant’s employment with the Company, or service as a Director, as the case may be, is terminated for Cause during the applicable Deferral Period.

(d)                                 Payment of Deferred Stock Units.  Payment of Deferred Stock Units shall be made as soon as administratively feasible following the expiration of the applicable Deferral Period, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant’s first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company’s fiscal year in which the Deferred Stock Units become payable; provided that payments in respect of Deferred Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

(e)                                  Dividends.  No cash dividends shall be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue “Dividend Equivalents,” i.e., an additional number of Deferred Stock Units equal in value to the cash dividends, if any, which are paid with respect to an issued and outstanding share of Common Stock during the period the Deferred Stock Unit is outstanding. Dividend Equivalents shall be paid in shares of Common Stock at the time payment in respect of the Deferred Stock Units is made; provided fractional shares shall be paid in cash. No Dividend Equivalents will be paid on a Deferred Stock Unit that is forfeited as provided in Section 7.6(c) or that is conditioned on the satisfaction of performance conditions that are not met.

(f)                                   Hypothetical Nature of Accounts.  A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants’ Deferred Stock Units. Each Account established under this Section 7.6(f) shall be maintained for bookkeeping purposes only. Neither the Amended Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.

(g)                                  Regular Annual Awards to Eligible Directors.  Subject to the terms of this Section 7.6 and such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof, each Eligible Director shall be granted that number of Deferred Stock Units on June 1 of each year following the Company’s Annual Meeting of Stockholders equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director’s board service retainer for such year by the closing price of the Company’s Common Stock at the close of business on the last business day preceding June 1. The Deferral Period for all Deferred Stock Units granted pursuant to this Section 7.6(g) shall commence on the date of grant and continue until expiration of the first (1st) anniversary thereof; provided, however, that each Eligible Director may elect to continue the Deferral Period until either expiration of the fifth (5th) anniversary of the grant date or expiration of the first (1st) anniversary following the termination of the his or her service as a director of the Company. An election to extend the Deferral Period under this Section 7.6(g) shall be made, if at all, in a form and manner satisfactory to the Committee and shall be effective, until terminated or changed, for all Deferred Stock Units granted to the electing Eligible Director after the date such election is received by the Company. An election to extend the Deferral Period may be terminated or changed by the electing Eligible Director on written notice delivered to the Company prior to April 1 of the grant year, and such termination or change shall be effective for all Deferred Stock Units granted to the Eligible Director after the date such written notice is received by the Company.

7.7                               Restricted Stock Units.  The Administrator may from time to time award as compensation or otherwise Restricted Stock Units to eligible Participants. Unless otherwise determined by the Administrator, Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose during the Restricted Period. Each Restricted Stock Unit shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as the Administrator shall deem appropriate.

(a)                                 Terms and Conditions of Restricted Stock Units.  The terms and conditions applicable to all Restricted Stock Units need not be identical; provided, however, except as otherwise determined by the Administrator, each Restricted Stock Unit shall (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) be subject to each of the following provisions:

(i)                                     Number, Value, and Manner of Payment of Restricted Stock Units.  Each Restricted Stock Unit shall, subject to the satisfaction of any applicable performance conditions, entitle the Participant to receive from the Company at the end of the Restricted Period one (1) share of Common Stock. Restricted Stock Units shall be granted in consideration of services performed for or for the benefit of the Company by such Participant without payment of cash or other consideration to the Company by the Participant. Upon payment, a Restricted Stock Unit shall be canceled.

(ii)                                  Restricted Period.  Except as otherwise provided in this Section 7.7, payments in respect of Restricted Stock Units shall be made only at the end of the Restricted Period; the duration of which shall be fixed by the Administrator at the time of grant of such Restricted Stock Units. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Stock Unit, at any time, including in the event of a Change in Control or the death, Disability or, provided the Restricted Period is not performance based, retirement of the Participant.

(iii)                               Termination of Employment or Services.  Unless otherwise determined by the Administrator or reflected in the applicable Award Agreement, all Restricted Stock Units issued and outstanding in the name of any Participant shall be forfeited in the event such Participant’s employment with the Company, or service as a Director, as the case may be, is terminated for any reason during the applicable Restricted Period.

(iv)                              Payment of Restricted Stock Units.  Payment of Restricted Stock Units shall be made as soon as administratively feasible following the expiration of the applicable Restricted Period, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant’s first taxable year in which the Restricted Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company’s fiscal year in which the Restricted Stock Units become payable; provided that payments in respect of Restricted Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

(v)                                 Dividends.  No dividends shall be paid in cash, Common Stock or otherwise, on outstanding Restricted Stock Units.

(vi)                              Hypothetical Nature of Accounts.  A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants’ Restricted Stock Units. Each Account established under this Section 7.7(a)(vi) shall be maintained for bookkeeping purposes only. Neither the Amended Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Restricted Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.

(b)                                 Regular Annual Restricted Stock Unit Grants.  Since 1996, the Company has provided all Eligible Employees an opportunity to acquire an ownership interest in their Company through a broad-based Option program. Though the Company has determined to discontinue the grants of Options to Eligible Employees, the Company continues to believe that providing Eligible Employees an opportunity to acquire an ownership interest in their Company will motivate such persons to more fully identify his or her welfare and well-being with that of the Company. Therefore, in lieu of the option program, all Eligible Employees shall receive regular annual grants of Restricted Stock Units in accordance with this Section 7.7(b) and subject to such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof.

(i)                                     Grant Dates.  Restricted Stock Units shall be granted once annually, at such time as the Administrator may prescribe from time to time or, in lieu of any contrary direction, on November 21 of each year (the “Grant Date”) to all persons who were Eligible Employees of the Company or its Affiliates, including employees who may also be directors, on November 1 of each such year.

(ii)                                  Grant Amounts.  On each Grant Date Restricted Stock Units shall be provided to each Eligible Employee hereunder in the following position categories and in the following amounts, subject to adjustment by the Administrator from time to time as to both category and amount, based upon the Fair Market Value of the Company’s Common Stock for that particular Grant Date:

Position	Annual Grant Value
Chief Executive Officer	$87,000.00
Executive Vice-President	69,600.00
Vice President	52,200.00
Category A	39,100.00
Category B	26,100.00
Category C	19,600.00
Category D	13,000.00
Category E	10,900.00
Category F	8,700.00
Category G	2,200.00

(iii)                               Vesting.  Unless otherwise determined by the Administrator, the Restricted Period shall expire and the Restricted Stock Units shall vest on the second (2nd) anniversary of the Grant Date.

(iv)                              Other Terms and Conditions.  Except as otherwise provided in this Section 7.7(b), each Restricted Stock Unit granted pursuant to this Section 7.7(b) shall be subject in all respects to all the other applicable terms and conditions of this Amended Plan.

(c)                                  Continuous Service.  Nothing in the Amended Plan or in any Award Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Participant’s Continuous Service at any time.

8.                                      Additional Conditions Applicable to Nonqualified Deferred Compensation under Section 409A of the Code.  In the event any Award under this Amended Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Amended Plan or the terms of any 409A Award agreement.

8.1                               Exercise and Distribution.  No 409A Award shall be exercisable or distributable earlier than upon one of the following:

(a)                                 Specified Time.  A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

(b)                                 Separation from Service.  Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.

(c)                                  Death.  The date of death of the 409A Award recipient.

(d)                                 Disability.  The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

(e)                                  Unforeseeable Emergency.  The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(b) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(f)                                   Change in Control Event.  The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Amended Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

8.2                               Term.  Notwithstanding anything to the contrary in this Amended Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

8.3                               No Acceleration.  A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

(a)                                 Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b)                                 Conflicts of Interest.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(c)                                  Change in Control Event.  The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Amended Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

8.4                               Definitions.  Solely for purposes of this Section 8 and not for other purposes of the Amended Plan, the following terms shall be defined as set forth below:

(a)                                 “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Proposed Regulations § 1.409A-3(g)(5) and any subsequent guidance interpreting Code Section 409A).

(b)                                 “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

(c)                                  “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

9.                                      Termination or Amendment of Amended Plan.  The Board or, in certain circumstances, the Administrator may at any time suspend, terminate or amend the Amended Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the equitable adjustment provisions of Section 6.13, no increase in the total number of shares covered by the Amended Plan, no change in the class of persons eligible to receive Awards granted under the Amended Plan or other material modification of the requirements as to eligibility for participation in the Amended Plan, no material increase in the benefits accruing to participants under the Amended Plan, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof.

10.                               General Provisions.

10.1                        Other Compensation Arrangements.  Nothing contained in this Amended Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.2                        Recapitalizations.  Each Option Agreement and Award Agreement shall contain or, in lieu thereof, shall be deemed to contain provisions required to reflect the equitable adjustment provisions of Section 6.13 in the event of a corporate capital transaction. In the event of a Business Combination in which the Company is not the Surviving Entity, all limitations on the number of Shares that can be the subject of Awards to a Participant in any calendar year and the actual number of Shares and exercise price per Share subject to any outstanding Options or other Awards will be deemed adjusted in order to reflect any increase or decrease in the number of outstanding Shares. To the extent of any outstanding Awards not assumed or comparably replaced by the Surviving Entity, the Participant shall have the right, subject to applicable law, to exercise the Award prior to the consummation of the Business Combination, in whole or in part, without regard to any otherwise applicable vesting or performance conditions applicable to such Award.

10.3                        Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

10.4                        Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law or (c) delivering to the Company previously owned and unencumbered shares of Common Stock. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

11.                               Termination or Suspension of the Amended Plan.  Unless sooner terminated by the Board in its sole discretion, the Amended Plan shall automatically terminate on December 31, 2015. No Award shall be granted pursuant to the Amended Plan after such date, but Awards theretofore granted may extend beyond that date.

12.                               Choice of Law.  The law of the State of Indiana shall govern all questions concerning the construction, validity and interpretation of this Amended Plan, without regard to such state’s conflict of law rules.